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EXHIBIT 4

FORM OF 5-YEAR WARRANT CERTIFICATE

EXHIBIT 4

        THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS. THIS WARRANT MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; OR (B) TO AN AFFILIATED LIMITED PARTNERSHIP, LIMITED PARTNER, GENERAL PARTNER, MEMBER, STOCKHOLDER OR OTHER ENTITY OR PERSON THAT IS, WITHIN THE MEANING OF THE SECURITIES ACT, CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH, THE HOLDER; PROVIDED THAT SUCH ENTITY OR PERSON IS AN "ACCREDITED INVESTOR" AS THAT TERM IS DEFINED IN RULE 501(A)(3) OF REGULATION D UNDER THE SECURITIES ACT, AND APPLICABLE CANADIAN SECURITIES LAWS. THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN ACCORDANCE WITH THE SECURITIES PURCHASE AGREEMENT, DATED DECEMBER 3, 2002, AMONG THE CORPORATION, BIOTECHNOLOGY VALUE FUND, L.P. AND THE OTHER INVESTORS LISTED ON THE SCHEDULE OF BUYERS THERETO.

        UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE APRIL 4, 2003.

        THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

MICROLOGIX BIOTECH INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: [ ]	Number of Shares: [ ]

Date of Issuance: December 3, 2002

        Micrologix Biotech Inc., a British Columbia company (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biotechnology Value Fund, L.P., of One Sansome Street, Suite 3900, San Francisco, CA 94101, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M., Vancouver City Time, on the Expiration Date (as defined herein), unless terminated earlier pursuant to Section 2(b) hereof, [                        ] fully paid nonassessable shares of Common Stock (as defined herein) of the Company, (the "Warrant Shares") at the Warrant Exercise Price per share provided in Section 1(b) below, all subject to the terms, conditions and adjustments herein set forth.

  Section 1.

        (a)    Securities Purchase Agreement.    This Warrant is one of the Warrants (the "Warrants") issued pursuant to Section 1 of that certain Securities Purchase Agreement dated as of December 3, 2002, among the Company and the Persons referred to therein (the "Securities Purchase Agreement"). Defined terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

        (b)    Definitions.    The following words and terms as used in this Warrant shall have the following meanings:

          (i)    "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of Vancouver, British Columbia or San Francisco, California are authorized or required by law to remain closed.

          (ii)  "Closing Price" means for any security as of any date, the last closing trade price for such security on the Principal Market on that day, as reported by the Principal Market.

          (iii)  "Common Stock" means (i) the Company's common stock, without par value, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

          (iv)  "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

          (v)  "Expiration Date" means the date that is the fifth anniversary of the Warrant Date, if such date does not fall on a Business Day or on a day on which trading takes place on the principal exchange or automated quotation system on which the Common Stock is traded, then the next Business Day, unless earlier terminated in accordance with Section 2(b).

          (vi)  "Option" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          (vii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (viii)  "Principal Market" means the Toronto Stock Exchange, unless the Company's common shares are listed or quoted for trading on NYSE, AMEX or the Nasdaq National Market, in which case the principal market will be the market with the highest trading volume over the prior 60 days.

          (ix)  "Securities Act" means the Securities Act of 1933, as amended.

          (x)  "Warrant" means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

          (xi)  "Warrant Date" has the meaning set forth in Section 13.

          (xii) "Warrant Exercise Price" shall be equal to $3.00 (Canadian dollars), subject to further adjustment as hereinafter provided.

        Section 2.    EXERCISE OF WARRANT.

        (a)  Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M., Vancouver City Time, on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto or a reasonable facsimile thereof (the "Exercise Notice"), to the Company and the Company's designated transfer agent (the "Transfer Agent") of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) either (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or delivery of a certified check or bank draft payable to the order of the Company or wire transfer of immediately available funds or (B) notification to the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(f)), and (iii) the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the second (2nd) Business Day (the "Warrant Share Delivery Date") following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), issue and deliver to the address as specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled upon such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(f), and delivery of this Warrant or an indemnification as required by clause (iii) above, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price, arithmetic calculation of the number of Warrant Shares or the occurrence of a Termination Event (as defined below), within two (2) Business Days of such disputed determination, arithmetic calculation, or notice of Termination Event being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or Termination Event to an independent, national investment banking firm selected jointly by the Company and the holder or (ii) the disputed arithmetic calculation of the number of Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

        (b)  Notwithstanding anything contained herein to the contrary, if, at any time after the second anniversary of the Warrant Date, the average Closing Price per share of the Company's Common Stock for twenty (20) consecutive trading days (excluding any day on which no trade occurred) (calculated as the sum of the Closing Price for each of the twenty (20) days divided by twenty (20) (less the number of days during such period, if any, on which no trade occurred)) exceeds $6.00 (Canadian dollars) (or its then equivalent in United States dollars if the Principal Market is then in the United States) (the "Termination Event"), the Company shall have sixty (60) calendar days following the occurrence of a Termination Event to notify the holder of the Termination Event. This Warrant shall terminate on the date which is ten (10) Business Days following receipt by the holder hereof of notice of the Termination Event from the Company; provided, however, if the trading of the Common Stock on the Principal Market has been suspended or the Company's Common Stock or the Warrant Shares are not then listed on the Principal Market or the NYSE, NASDAQ or AMEX, then a Termination Event shall not be deemed to have occurred. If the Company fails to give the holder notice of a Termination Event within the foregoing sixty (60) calendar day period, this Warrant may not be terminated unless and until a subsequent Termination Event has occurred and the Company provides the notice and exercise period required by this Section 2(b).

        (c)  Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise (the "Warrant Delivery Date") and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised.

        (d)  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

        (e)  If the Company shall fail for any reason or for no reason to issue to the holder within five (5) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(c) hereof, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Warrant Share Delivery Date such exercise is not timely effected and/or each day after the Warrant Delivery Date such Warrant is not delivered, as the case may be, in an amount equal to 0.5% of the product of (i) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Warrant Share Delivery Date and to which such holder is entitled and, in the event the Company has failed to deliver a Warrant to the holder on or prior to the Warrant Delivery Date, the number of shares of Common Stock issuable upon exercise of the Warrant as of the Warrant Delivery Date and (ii) the Closing Price of the Common Stock on the Warrant Share Delivery Date, in the case of the failure to deliver Common Stock, or the Warrant Delivery Date, in the case of failure to deliver a Warrant, as the case may be. The foregoing notwithstanding, the damages set forth in this Section 2(e) shall be stayed with respect to the number of shares of Common Stock and, if applicable, the Warrant for which there is a good faith dispute being resolved pursuant to, and within the time periods provided for in, Section 2(a), pending the resolution of such dispute.

        (f)    Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number =	(A × B) - (A × C) B
For purposes of the foregoing formula:

    A= the total number of shares with respect to which this Warrant is then being exercised.

    B= the average Closing Price of the Common Stock for the five (5) consecutive trading days (excluding any day on which no trade has occurred) immediately preceding the date of the Exercise Notice.

    C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

        Section 3.    COVENANTS AS TO COMMON STOCK.    The Company hereby covenants and agrees as follows:

        (a)  This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

        (b)  All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof.

        (c)  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value, if any, of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

        (d)  The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon the Principal Market and each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on the TSE and each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

        (e)  The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value, if any, of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

        (f)    This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

        Section 4.    TAXES.    The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

        Section 5.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER.    Except as otherwise specifically provided herein or in the Securities Purchase Agreement, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he, she, or it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

        Section 6.    REPRESENTATIONS OF HOLDER.    The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act or exempt from the registration and prospectus requirements of applicable Canadian Securities Laws; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant the provisions of this Warrant, except to the extent otherwise provided in or pursuant to the Securities Purchase Agreement. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act and applicable Canadian Securities Laws.

        Section 7.    OWNERSHIP AND TRANSFER.

        (a)  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

        (b)  This Warrant may be transferred by the holder in whole or in part only to an affiliated limited partnership, limited partner, general partner, member, stockholder or other entity or person that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, the holder; provided that such entity or person is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and applicable Canadian Securities Laws by (i) delivery of a written notice, in the form of notice as Exhibit B hereto or a reasonable facsimile thereof, and (ii) surrender to a common carrier for overnight delivery to the Company this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). The Warrant Shares may be transferred in accordance with the transfer provisions set forth in the Securities Purchase Agreement.

        Section 8.    ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES.    The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

        (a)    ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES UPON SUBDIVISION OR COMBINATION OF COMMON STOCK.    If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(a) shall become effective at the date and time the subdivision or combination becomes effective.

        (b)    DISTRIBUTION OF ASSETS.    If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

          (i)    the Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Price of the Common Stock on the trading day immediately preceding such record date; and (ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

        (c)    CERTAIN EVENTS.    If any event occurs of the type contemplated by the provisions of this Section 8 (as determined in good faith by the Board of Directors of the Company) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the

Warrants; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

        (d)    NOTICES.

          (i)    Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

          (ii)  The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

          (iii)  The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

        Section 9.    PURCHASE RIGHTS; REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

        (a) If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

        (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (except an unsolicited tender offer to which the Company is not a party) is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") written agreement (in form and substance reasonably satisfactory to the holders of Warrants representing at least 66 2/3% of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity or its parent evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the holders of the Warrants (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants (without regard to any limitations on exercises), if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of Warrants representing at least 66 2/3% of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants (without regard to any limitations on exercises), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

        Section 10.    LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.    If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

        Section 11.    NOTICE.    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. If notice is to be sent to the Company, the holder shall use its reasonable best efforts to provide additional copies to the individuals listed below; provided, however, that the failure of such holder to send such additional copies shall in no way limit the effectiveness of any notice sent to the Company to the attention of the General Counsel as provided for below. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

    Micrologix Biotech Inc.
    3650 Wesbrook Mall
    Vancouver, British Columbia
    V6S 2L2
    Telephone: (604)221-9666
    Facsimile: (604) 221-9688
    Attention: President

        With a copy to:

    Farris, Vaughn, Wills & Murphy
    26th Floor—700 West Georgia Street
    Vancouver, British Columbia
    V7Y 1B3
    Telephone: (604) 661-9307
    Facsimile: (604) 661-9349
    Attention: Hector Mackay-Dunn

        If to the Transfer Agent:

    Pacific Corporate Trust Company
    625 Howe Street, 10th Floor
    Vancouver, BC
    V6C 3B8
    Telephone: (604) 689-9853
    Facsimile: (604) 689-8144
    Attention: Manager, Corporate Trust

        If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on such Schedule of Buyers, or at such other address and facsimile as shall be delivered to the

Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

        Section 12.    AMENDMENTS.    This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought and shall be binding on such party's or holder's assignees and transferees.

        Section 13.    DATE.    The date of this Warrant is December 3, 2002 (the "Warrant Date"). This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, unless earlier terminated in accordance with Section 2(b) except that notwithstanding any other provisions hereof, the provisions of Section 3(d) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

        Section 14.    DESCRIPTIVE HEADINGS; GOVERNING LAW.    The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California, except that the laws of British Columbia shall be applicable with respect to corporate matters applicable to the Company.

        Section 15.    FURTHER ASSURANCES.    In case any further action is necessary or desirable to carry out the purposes of this Warrant, the Company and the holder will take such further action as the other party may reasonably request.

        Section 16.    PRINCIPAL MARKET.    If, at any time after the Warrant Date, the Principal Market ceases, for any period of time, to be the Toronto Stock Exchange, the Company shall promptly cause the Warrant Shares to become listed or quoted on such alternative Principal Market, at the Company's cost, and shall notify the warrantholder of the same.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the 3rd day of December, 2002.

MICROLOGIX BIOTECH INC.
By:	Name: Title:

EXHIBIT A TO WARRANT

ELECTION TO EXERCISE WARRANT
AND TRANSFER AGENT INSTRUCTIONS

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares in accordance with the undersigned's election to:

Option 1	tender payment for of the Warrant Shares to the order of Micrologix Biotech Inc. in the amount of $ (Canadian dollars) in accordance with the terms of the Warrant; or
Option 2	tender the Warrant for Warrant Shares pursuant to the Cashless Exercise provisions of the Warrant.
The undersigned hereby requests that certificates for such shares be issued and delivered as follows:
ISSUE TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)
(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)

        If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common stock not so purchased be issued and delivered as follows:

ISSUE TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)
(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)

Dated:

Signature of Witness/Guarantor:	Signature Warrantholder:
By:	By:
Name: Title:	Name: Title:

Signature Witnessed of Guaranteed**

** See Exhibit C For Instructions on completing this Exercise Form.

1

ACKNOWLEDGEMENT

        Pacific Corporate Trust Company, as transfer agent and registrar of the Common Stock, is hereby authorized and directed, in accordance with the Transfer Agent Instructions dated December 3, 2002 from the Company and acknowledged by Pacific Corporate Trust Company, to issue the number of shares of Common Stock in the name of the above referenced entity or person and to deliver the certificates representing such shares using an overnight delivery service and hereby irrevocably acknowledges that the Company has accepted tender payment in the following manner and hereby acknowledges the tender of such payment in the following manner (check one):

  ☐
  The buyer has tendered payment for                        of the Warrant Shares to the order of Micrologix Biotech Inc. in the amount of $                        (Canadian dollars) in accordance with the terms of the Warrant; or

  ☐
  The Buyer has tendered the Warrant for                        Warrant Shares pursuant to the Cashless Exercise provisions of the Warrant.

MICROLOGIX BIOTECH INC.
By:
Name: Title:

2

EXHIBIT B TO WARRANT

FORM OF NOTICE OF TRANSFER OF WARRANT

        FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                        , Federal Identification No.                        , a warrant to purchase                         shares of the capital stock of Micrologix Biotech Inc., a British Columbia company, represented by warrant certificate no.            , standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint                        , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: , 200

By:
Its:

3

EXHIBIT C TO WARRANT

INSTRUCTIONS FOR COMPLETING EXHIBIT A—
ELECTION TO EXERCISE WARRANT AND TRANSFER AGENT INSTRUCTIONS

1.
If the endorsement is executed by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, the person executing the endorsement must give his or her full title in such capacity, and proper evidence of his or her authority to act in such a capacity must accompany the surrendered certificate(s).

2.
If the Common Stock is to be registered in the name of the Warrantholder, the Election To Exercise Warrant And Transfer Agent Instructions, attached as Exhibit A to Warrant, must be duly endorsed, or accompanied by separate Stock Transfer Power of Attorney duly signed by the Warrantholder, in either case with a signature of a witness.

3.
If the Common Stock is to be registered in the name of someone other than the Warrantholder, the Election To Exercise Warrant And Transfer Agent Instructions, attached as Exhibit A to Warrant, must be duly endorsed, or accompanied by separate Stock Transfer Power of Attorney duly signed by the Warrantholder, in either case with a signature guarantee or medallion guarantee as follows:

          For residents of Canada:    By a Canadian chartered bank or by a participant in a recognized medallion signature guarantee program.

          For residents of the United States:    Medallion guarantee by a participant in one of the following medallion signature guarantee programs: the Securities Transfer Association Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or the New York Stock Exchange Inc. Medallion Signature Program (MSP).

          For residents of other nations:    By some authority or institution acceptable to Pacific Corporate Trust Company.

4

QuickLinks

  EXHIBIT 4
FORM OF 5-YEAR WARRANT CERTIFICATE
EXHIBIT 4
MICROLOGIX BIOTECH INC. WARRANT TO PURCHASE COMMON STOCK
EXHIBIT A TO WARRANT ELECTION TO EXERCISE WARRANT AND TRANSFER AGENT INSTRUCTIONS
ACKNOWLEDGEMENT
EXHIBIT B TO WARRANT FORM OF NOTICE OF TRANSFER OF WARRANT
EXHIBIT C TO WARRANT INSTRUCTIONS FOR COMPLETING EXHIBIT A— ELECTION TO EXERCISE WARRANT AND TRANSFER AGENT INSTRUCTIONS